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                                                                    Exhibit (a)

                                 CERTIFICATION

   WHEREAS, the Company previously adopted resolutions, as restated on November 5, 2002, to authorize the creation of separate accounts for the issuance of variable annuity contracts; and

   WHEREAS, these resolutions are intended to restate such resolutions and to provide for the establishment of separate accounts for the issuance of variable life insurance:

   NOW THEREFORE BE IT RESOLVED, that the Board of Directors of the Company, hereby authorizes and directs the officers of the Company to establish one or more separate accounts (hereinafter "Separate Accounts"), pursuant to the provisions of Section 2932 of Title 18 of the Delaware Code and Regulations adopted thereunder, for the following use and purposes, and subject to such conditions as hereinafter set forth; and

   FURTHER RESOLVED, that the Separate Accounts are established for the purpose of providing for the issuance by the Company of certain variable annuity contracts ("Contracts") and variable life insurance policies ("Policies" and collectively with the Contracts, the "Products"), and shall constitute a funding medium to support reserves under such Products issued by the Company; and

   FURTHER RESOLVED, that the income, gains and losses, realized or unrealized, from assets allocated to any Separate Account shall be credited to or charged against the respective Separate Account, without regard to other income, gains or losses of the Company; and

   FURTHER RESOLVED, that the portion of the assets of each Separate Account equal to the reserves and other Contract liabilities with respect to the respective Separate Account shall not be charged with liabilities arising out of any other business the Company may conduct; and

   FURTHER RESOLVED, that each Separate Account may be divided into investment divisions ("Subaccounts"), each of which shall invest in the shares of a mutual fund portfolio or units of a unit investment trust and net premium payments under the Products shall be allocated in accordance with instructions received from owners of the Products; and

   FURTHER RESOLVED, that the Chairman of the Board, Chief Executive Officer, President or any Vice President, Secretary or Treasurer of the Company (hereafter, the "empowered officers"), and each of them with full power to act without the others, be, and they hereby are, severally authorized to add or remove any Subaccount of a Separate Account, any mutual fund or portfolio thereof, or any unit investment trust or series thereof , as may hereafter be deemed necessary or appropriate; and

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   FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each Subaccount of a Separate Account shall be credited to or charged against such Subaccount of the respective Separate Account, without regard to other income, gains or losses of any other Subaccounts of the respective Separate Account; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in the Separate Accounts or in any Subaccount thereof, or in any mutual fund portfolio or unit investment trust , as may be deemed necessary or appropriate to facilitate the commencement of the Separate Account's and/or the portfolio's or unit investment trust's operations, and/or to meet any minimum capital requirements under the Investment Company Act of 1940, as amended (the "1940 Act"); and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time from the Company's general account to the Separate Accounts, or from the Separate Accounts to the general account, as deemed necessary or appropriate and consistent with the terms of the Products, subject to any approvals required by the Delaware Insurance Commissioner; and

   FURTHER RESOLVED, that the Board of Directors of the Company reserves the right to change the designation of any Separate Account to such other designation as it may deem necessary or appropriate; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be, and they hereby are, severally authorized and directed to take all action necessary to:
   (a) register the Separate Accounts as unit investment trusts under the 1940 Act; (b) register the Products under the Securities Act of 1933 (the "1933 Act"); and (c) take all other actions that are necessary in connection with the offering of the Products for sale and the operation of the Separate Accounts in order to comply with the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934 and other applicable federal laws, including the filing of any registration statements, any undertakings, no-action requests, consents, applications for exemptions from the 1940 Act or other applicable federal laws, and any amendments to the foregoing as the empowered officers of the Company shall deem necessary or appropriate; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of the Separate Accounts, and by the Company as sponsor and depositor, Notifications of Registration on Form N-8A, and registration statements on Forms N-4 or N-6, as appropriate, or their successor forms, registering the Separate Accounts as an investment companies under the 1940 Act and registering the Products under the 1933 Act, and any and all amendments to the foregoing on behalf of the Separate Accounts and the Company and on behalf of and as attorneys-in-fact for the empowered officers and/or any other officer of the Company; and

   FURTHER RESOLVED, that each of the empowered officers of the company, with full power to act without the others, is duly appointed as agent for service under any such registration statement, and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, are severally authorized on behalf of the Separate Accounts and on behalf of the Company to take any and all action that each of them may deem necessary or advisable to offer and sell the Products, including any registrations, filings and qualifications of the Company, its officers, agents and employees, and of the Products, under the insurance and/or securities laws of any of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process, and other papers and instruments as may be required under such laws, and to take any and all further action which such officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) to maintain such registrations or qualifications for as long as the officers or legal counsel deem it to be in the best interests of the Separate Accounts and the Company; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of the Separate Accounts and the Company to execute and file irrevocable written consents on the part of the Separate Account and of the Company to be used in such states wherein such consents to service of process may be required under the insurance or securities laws therein in connection with the registration or qualification of the Products and to appoint the appropriate state official, or such other person as may be allowed by insurance or securities laws, agent of the Separate Account and of the Company for the purpose of receiving and accepting process; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, be, and hereby are, severally authorized to establish procedures under which the Company will provide voting rights for owners of the Products with respect to securities owned by the Separate Accounts; and

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, are hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with a qualified entity under which such entity will be appointed principal underwriter and distributor for the Products, (ii) with one or more qualified entities to provide administrative services in connection with the establishment and maintenance of the Separate Accounts and the administration of the Products, and (iii) with the designated mutual fund portfolios or unit investment trust or series thereof and/or the principal underwriter and distributor of such mutual fund portfolios or unit investment trust or series thereof for the purchase and redemption of portfolio shares or units of the unit investment trust; and

   FURTHER RESOLVED, that the Board of Directors hereby authorizes and directs that the Company establish MetLife Investors USA Separate Account C as a Separate Account in accordance with these resolutions to serve as a funding medium to support reserves under certain private placement individual and group variable life insurance contracts and certificates to be issued by the Company;

   FURTHER RESOLVED, that the empowered officers, and each of them with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

   FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Conduct for itself and its officers, directors, and employees (each, an "Employee") with respect to the purchase or sale of investments of the Separate Accounts:

   No Employee shall:

   1. Employ any device, scheme or artifice to defraud the Separate Accounts or the owners of the Products;

   2. Make any untrue statement of a material fact with respect to the investments of the Separate Accounts or omit to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading;

   3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Separate Accounts or the owners of the Products;

   4. Engage in any manipulative practice with respect to the Separate Accounts or the owners of the Products;

   5. Sell to, or purchase from, the Separate Accounts any securities or other property, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization;

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   6. Purchase or allow to be purchased for the Separate Accounts any securities of which the Company or an affiliated company is the issuer, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization;

   7. Accept any compensation other than a regular salary or wages from the Company or an affiliated company for the sale or purchase of investment securities to or from the Separate Accounts except as permitted under applicable laws, rules, regulations, orders, or other interpretations of any government, agency or self-regulatory organization;

   8. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliated company participates with the Separate Accounts in any transaction in which the Company or an affiliated company obtains an advantage in the price or quality of the item purchased, the service received or in the cost of such service, and the Separate Accounts or the owners of the Products are disadvantaged in any of these respects by the same transaction; or

   9. Borrow money or securities from the Separate Accounts other than under a Product loan provision.

   WHEREAS, it is appropriate for the Company to adopt standards of suitability in regard to offering variable life insurance policies ("Policies"):

   NOW THEREFORE BE IT RESOLVED, that the Company hereby adopts and establishes the following Standards of Suitability for its officers, employees, and agents with respect to the suitability of the Policies for applicants:

   1. No recommendation shall be made to an applicant to purchase a Policy, and no Policy shall be issued, in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for the applicant on the basis of information furnished after reasonable inquiry of the applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation;

   2. A good faith, reasonable inquiry shall be made as to the facts and circumstances concerning a prospective Policy owner's insurance and financial needs and no recommendation shall be made that the prospective Policy owner purchase a Policy when such a purchase is not reasonably consistent with the information that is known or reasonably should be known to the Company or its agents. In making such recommendation, factors that may be considered are: age, earnings, marital status, number and age of dependents, the value of savings or other assets, and current life insurance program.

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

   Additionally, the Company's agents, as registered representatives, will be subject to supervision by a registered broker-dealer with respect to suitability and other sales practices under the NASD Conduct Rules of NASD Regulation, Inc.

   I, Richard C. Pearson, hereby certify that I am the duly qualified and acting Secretary of MetLife Investors USA Insurance Company, a duly organized and existing Delaware corporation. The foregoing is a true copy of a resolution adopted by the Board of Directors of such corporation at a meeting held on May 18, 2004, and entered in the Minute Book of the corporation.

   Dated: May 26, 2004

                                                  /s/ Richard C. Pearson
                                                  -----------------------------
                                                  Richard C. Pearson

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

                                 CERTIFICATION

   WHEREAS, the Company previously adopted resolutions, as restated on May 18, 2004, which provisions are incorporated herein by this reference, to authorize the creation of separate accounts for the issuance of variable annuity and variable life contracts.

   NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby authorizes and directs that the Company establish MetLife Investors USA Variable Life Account A as a Separate Account in accordance with the resolutions adopted May 18, 2004, to serve as a funding medium to support reserves under certain individual and group variable life insurance contracts and certificates to be issued by the Company;

   RESOLVED FURTHER, that the officers, and each of them with full power to act without the others, are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolution and the intent and purposes thereof.

   I, Jonnie L. Crawford, hereby certify that I am the duly qualified and acting Assistant Secretary of MetLife Investors USA Insurance Company, a duly organized and existing Delaware corporation. The foregoing is a true copy of a resolution adopted by the Board of Directors of such corporation at a meeting held on November 15, 2005, and entered in the Minute Book of the corporation.

   Dated: November 22, 2005

                                                  /s/ Jonnie L. Crawford
                                                  -----------------------------
                                                  Jonnie L. Crawford

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